Exhibit 99.1

Dragonfly Energy Reports Third Quarter 2025 Results

Third Quarter Net Sales and Adjusted EBITDA Exceeded Guidance Driven by 44% OEM Growth

Gross Margin Expanded 710 Basis Points Year-over-Year

Recent Public Offerings and Debt Restructuring Significantly Improve Financial Position

Guides to Fourth Quarter Net Sales of Approximately $13.0 Million

Third Quarter 2025 Financial Highlights

(All comparisons made are against the prior-year period)

●	Net sales were $16.0 million, compared to $12.7 million, up 25.5%.
●	OEM net sales were $10.7 million, compared to $7.4 million, up 44.3%
●	Gross Margin was 29.7%, compared to 22.6%, up 710 basis points.
●	Net Loss was $(11.1) million, compared to $(6.8) million.
●	Adjusted EBITDA was $(2.1) million, compared to $(5.5) million.

RENO, NEVADA (November 14, 2025) — Dragonfly Energy Holdings Corp. (“Dragonfly Energy” or the “Company”) (Nasdaq: DFLI), an industry leader in energy storage and battery technology, today reported its financial and operational results for the third quarter ended September 30, 2025.

“Following our second quarter earnings call, we have taken decisive actions to strengthen our balance sheet and further position Dragonfly Energy for sustained growth,” said Dr. Denis Phares, Chief Executive Officer. “Since July, we successfully completed three public offerings, raising approximately $90 million in cumulative gross proceeds, enabling us to secure a comprehensive debt restructuring agreement with our lenders. Together, these actions significantly reduced our outstanding debt and improved our financial position, providing greater flexibility to pursue near-term strategic opportunities and long-term investments in battery technology.”

“Looking at the third quarter, our results demonstrated strong operational execution, as net sales grew 26% year-over-year, marking another consecutive quarter of year-over-year net sales growth. Gross margin expanded an impressive 710 basis points, reflecting higher volumes, product mix, and benefits from our cost optimization initiatives.”

“We are particularly encouraged by the growing number of RV OEMs integrating our solutions as standard equipment, validating our compelling value proposition as the industry remains focused on premium offerings. Our deepening RV partnerships, continued expansion into adjacent markets, and growing patent portfolio strengthen our competitive advantage and reinforce Dragonfly’s position as a commercial leader in energy storage.”

Third Quarter 2025 Financial and Operating Results

(All financial result comparisons made are against the prior-year period unless otherwise noted)

	Net Sales by Customer Type
	(in thousands)

	Fiscal Quarter Ended
	September 30, 2025	September 30, 2024	Change (YoY)
OEM	$10,679	$7,400	44.3%
DTC	$5,038	$5,153	-2.2%
Licensing Fee	$250	$167	49.7%
Net Sales	$15,967	$12,720	25.5%

Net Sales increased 26.0% to $16.0 million. OEM net sales grew 44.3% to $10.7 million, led by continued strong adoption of our products at the factory level. DTC net sales were $5.0 million compared to $5.2 million, reflecting ongoing macroeconomic pressures.

Gross Profit increased 65.0% to $4.7 million, and gross margin expanded 710 basis points to 29.7%, led by increased volume, favorable product mix, and benefits from our cost optimization initiatives. Operating Expenses were $8.5 million, down from $8.9 million, which includes lower R&D costs.

The Company reported a Net Loss of $(11.1) million, or $(0.20) per diluted share, compared to Net Loss of $(6.8) million or $(0.98) per diluted share. Adjusted EBITDA excluding stock-based compensation, changes in the fair market value of our warrants, and other one-time expenses, was $(2.1) million, compared to $(5.5) million.

Adjusted EBITDA is a non-GAAP measure and should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”). Please refer to the reconciliation of Adjusted EBITDA to its nearest GAAP measure in this release.

Summary and Outlook

“This was a transformative quarter for Dragonfly Energy. We have significantly strengthened our financial foundation through decisive capital actions while delivering strong operational results, creating a solid foundation as we continue executing our growth initiatives. Looking ahead, we expect fourth quarter net sales to be approximately $13.0 million, representing year-over-year growth of approximately 7%. We remain confident in our ability to deliver sustainable growth and create long-term value for our shareholders.” concluded Dr. Phares.

Q4 2025 Guidance

●	Net Sales of approximately $13.0 million.
●	Adjusted EBITDA of approximately $(3.3) million*

* The Company cannot reconcile its expected adjusted operating EBITDA under “Q4 2025 Guidance” without unreasonable effort because certain items that impact net (loss) income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time. Actual results may vary from the guidance and the variations may be material.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial measures including EBITDA and Adjusted EBITDA as a supplement to GAAP financial information to enhance the overall understanding of the Company’s financial performance and to assist investors in evaluating the Company’s results of operations, period over period. Adjusted non-GAAP measures exclude significant unusual items. Investors should consider these non-GAAP measures as a supplement to, and not a substitute for financial information prepared on a GAAP basis.

EBITDA is defined as earnings before interest and other income (expenses), income taxes, and depreciation and amortization. Adjusted EBITDA is calculated as EBITDA adjusted for stock-based compensation, change in fair market value of warrant liabilities, non-recurring costs associated with strategic financing, reverse stock split, litigation and loss on settlement. Adjusted EBITDA is a performance measure that the Company believes is useful to investors and analysts because it illustrates the underlying financial and business trends relating to our core, recurring results of operations and enhances comparability between periods.

Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of net loss or other results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures, future requirements for capital expenditures, or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay taxes;

●	Although amortization and depreciation are non-cash charges, the assets being amortized and depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

●	Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which the Company may adjust in historical periods; and

●	Other companies in the industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Webcast Information

The Dragonfly Energy management team will host a conference call to discuss its third quarter 2025 financial and operational this afternoon, November 14, 2025, at 4:30PM Eastern Time. The call can be accessed live via webcast by clicking here, or through the Events and Presentations page within the Investor Relations section of Dragonfly Energy’s website at https://investors.dragonflyenergy.com/events-and-presentations/default.aspx. The call can also be accessed live via telephone by dialing (646) 564-2877, toll-free in North America (800) 549-8228, or for international callers +1 (289) 819-1520, and referencing conference ID: 68465. Please log in to the webcast or dial in to the call at least 10 minutes prior to the start of the event.

An archive of the webcast will be available for a period of time shortly after the call on the Events and Presentations page on the Investor Relations section of Dragonfly Energy’s website, along with the earnings press release.

About Dragonfly Energy

Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) is a comprehensive lithium battery technology company, specializing in cell manufacturing, battery pack assembly, and full system integration. Through its renowned Battle Born Batteries® brand, Dragonfly Energy has established itself as a frontrunner in the lithium battery industry, with hundreds of thousands of reliable battery packs deployed in the field through top-tier OEMs and a diverse retail customer base. At the forefront of domestic lithium battery cell production, Dragonfly Energy’s patented dry electrode manufacturing process can deliver chemistry-agnostic power solutions for a broad spectrum of applications, including energy storage systems, electric vehicles, and consumer electronics. The Company’s overarching mission is the future deployment of its proprietary, nonflammable, all-solid-state battery cells.

To learn more about Dragonfly Energy and its commitment to clean energy advancements, visit https://investors.dragonflyenergy.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the Company’s guidance for the fourth quarter of 2025, results of operations and financial position, planned products and services, business strategy and plans, market size and growth opportunities, competitive position and technological and market trends. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions.

These forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the Company’s control) which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to: improved recovery in the Company’s core markets, including the RV market; the Company’s ability to successfully increase market penetration into target markets; the Company’s ability to penetrate the heavy-duty trucking and other new markets; the growth of the addressable markets that the Company intends to target; the Company’s ability to retain members of its senior management team and other key personnel; the Company’s ability to maintain relationships with key suppliers including suppliers in China; the Company’s ability to maintain relationships with key customers; the Company’s ability to protect its patents and other intellectual property; the Company’s ability to successfully utilize its patented dry electrode battery manufacturing process and optimize solid state cells as well as to produce commercially viable solid state cells in a timely manner or at all, and to scale to mass production; the Company’s ability to timely achieve the anticipated benefits of its licensing arrangement with Stryten Energy LLC; the Company’s ability to achieve the anticipated benefits of its customer arrangements with THOR Industries and THOR Industries’ affiliated brands (including Keystone RV Company); the Company’s ability to maintain the listing of its common stock and public warrants on the Nasdaq Capital Market; the Russian/Ukrainian conflict; the Company’s ability to generate revenue from future product sales and its ability to achieve and maintain profitability; and the Company’s ability to compete with other manufacturers in the industry and its ability to engage target customers and successfully convert these customers into meaningful orders in the future. These and other risks and uncertainties are described more fully in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC and in the Company’s subsequent filings with the SEC available at www.sec.gov.

If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements contained in this press release speak only as of the date they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Financial Tables

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Balance Sheets

(U.S. Dollars in thousands, except share and per share data)

	As of
	September 30, 2025	December 31, 2024
Current Assets
Cash and cash equivalents	$3,838	$4,849
Accounts receivable, net of allowance for credit losses	4,792	2,416
Inventory	22,718	21,716
Prepaid expenses	849	806
Prepaid inventory	1,237	1,362
Prepaid income tax	311	307
Assets held for sale	-	644
Other current assets	764	825
Total Current Assets	34,509	32,925
Property and Equipment
Property and Equipment, Net	20,906	22,107
Operating lease right of use asset, net	17,977	19,737
Other assets	451	445
Total Assets	$73,843	$75,214

Current Liabilities
Accounts payable	$11,867	$10,716
Accrued payroll and other liabilities	4,998	4,129
Accrued tariffs	1,591	1,915
Accrued settlement, current portion	2,125	750
Customer deposits	252	317
Deferred revenue, current portion	1,000	1,000
Uncertain tax position liability	55	55
Notes payable, current portion, net of debt issuance costs	877	-
Operating lease liability, current portion	2,868	2,926
Financing lease liability, current portion	42	47
Total Current Liabilities	25,675	21,855
Long-Term Liabilities
Deferred revenue, net of current portion	2,833	3,583
Warrant liabilities	1,205	5,133
Accrued settlement, net of current portion	-	1,750
Notes payable, non current portion, net of debt issuance costs	44,546	29,646
Operating lease liability, net of current portion	21,128	22,588
Financing lease liability, net of current portion	33	63
Total Long-Term Liabilities	69,745	62,763
Total Liabilities	95,420	84,618
Commitments and Contingencies (See Note 5)
Redeemable Preferred stock
Preferred stock - Series A 5,000 shares at $0.0001 par value, authorized, no shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	-	-
Stockholders’ (Deficit)
Preferred stock, 4,995,000 shares at $0.0001 par value, authorized, no shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	-	-
Common stock, 400,000,000 shares at $0.0001 par value, authorized, 61,742,104 and 7,232,650 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	6	1
Additional paid in capital	85,472	72,749
Accumulated deficit	(107,055)	(82,154)
Total Stockholders’ (Deficit)	(21,577)	(9,404)
Total Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit	$73,843	$75,214

Dragonfly Energy Holdings Corp.

Unaudited Condensed Interim Consolidated Statement of Operations

(U.S. Dollar in Thousands, except share and per share data)

	Three Months Ended
	Sep 30,	Sep 30,
	2025	2024

Net Sales	$15,967	$12,720

Cost of Goods Sold	11,231	9,850

Gross Profit	4,736	2,870

Operating Expenses
Research and development	585	1,631
General and administrative	5,299	4,361
Selling and marketing	2,630	2,904

Total Operating Expenses	8,514	8,896

Loss From Operations	(3,778)	(6,026)

Other Income (Expense)
Interest expense, net	(6,409)	(5,615)
Other Expense	-	(13)
Change in fair market value of warrant liability	(883)	4,875
Total Other Expense	(7,292)	(753)

Net Loss Before Taxes	(11,070)	(6,779)

Income Tax (Benefit) Expense	-	-

Net Loss	$(11,070)	$(6,779)

Net Loss Per Share- Basic & Diluted	$(0.20)	$(0.98)
Weighted Average Number of Shares- Basic & Diluted	56,156,184	6,925,395

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Statement of Cash Flows

Nine Months Ended

(U.S. in thousands)

	2025	2024
Cash flows from Operating Activities
Net Loss	$(24,901)	$(30,773)
Adjustments to Reconcile Net Loss to Net Cash
Used in Operating Activities
Stock based compensation	578	759
Amortization of debt discount	5,240	4,490
Change in fair market value of warrant liability	(4,624)	(3,130)
Non-cash interest expense (paid-in-kind)	11,233	6,590
Provision for credit losses	87	40
Depreciation and amortization	1,810	991
Amortization of right of use assets	1,948	1,585
Loss on disposal of property and equipment	156	-
Loss on impairment of ROU assets	454	-
Changes in Assets and Liabilities
Accounts receivable	(2,463)	(2,128)
Inventories	(1,002)	14,765
Prepaid expenses	(43)	38
Prepaid inventory	125	(365)
Other current assets	61	(635)
Other assets	(6)	(445)
Income taxes payable	(4)	174
Accounts payable and accrued expenses	3,780	(969)
Operating lease liabilities	(2,160)	(661)
Accrued tariffs	(324)	168
Accrued settlement	(375)	-
Deferred revenue	(750)	4,833
Customer deposits	(65)	(12)
Total Adjustments	13,656	26,088
Net Cash Used in Operating Activities	(11,245)	(4,685)

Cash Flows From Investing Activities
Purchase of property and equipment	(1,808)	(1,691)
Net Cash Used in Investing Activities	(1,808)	(1,691)

Cash Flows From Financing Activities
Proceeds from public offering (ATM), net	63	1,705
Proceeds from public offering , net	4,684	-
Proceeds from preferred stock offering, net of fees	7,330	-
Proceeds from note payable, related party	-	2,700
Repayment of note payable, related party	-	(2,700)
Proceeds from exercise of options	-	4
Financing lease liabilities	(35)	(27)
Net Cash Provided by Financing Activities	12,042	1,682

Net Decrease in Cash and cash equivalents	(1,011)	(4,694)
Cash and cash equivalents - beginning of period	4,849	12,713
Cash and cash equivalents - end of period	$3,838	$8,019

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	4	-
Cash paid for interest	$4	$4,782
Supplemental Non-Cash Items
Purchases of property and equipment, not yet paid	$16	$2,460
Recognition of right of use asset obtained in exchange for operating lease liability	$642	$18,653
Recognition of leasehold improvements obtained in exchange for operating lease liability	$-	$4,683
Conversion of preferred stock to common stock	$7,330	$-
Recognition of warrant liability - Investor Warrants	$696	$6,381
Settlement of accrued liability for employee stock purchase plan	$73	$112
Reclassification of assets held for sale to machinery and equipment	$644	$-

Dragonfly Energy Holdings Corp.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(U.S. Dollars in Thousands)

	Three Months Ended
	Sep 30,	Sep 30,
	2025	2024
EBITDA Calculation
Net (Loss) Before Taxes	$(11,070)	$(6,779)
Interest Expense	6,409	5,615
Depreciation and Amortization	460	327
EBITDA	$(4,201)	$(837)

Adjustments to EBITDA
Stock - Based Compensation	168	256
Separation Agreement Expense	35	-
Lease and Fixed Asset Impairment	611	-
Preferred Stock Financing expenses	13	-
Debt Restructure Expense	354	-
Change in fair market value of warrant liability	883	(4,875)
Adjusted EBITDA	$(2,137)	$(5,456)

Investor Relations:

Eric Prouty

Szymon Serowiecki

AdvisIRy Partners

DragonflyIR@advisiry.com